Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Evergreen Equity Trust:

We consent to the use of our reports, dated September 28, 2009, with respect to the financial statements of the Evergreen Intrinsic Value Fund, Evergreen Enhanced S&P 500® Fund, Evergreen Fundamental Large Cap Fund, Evergreen Golden Core Opportunities Fund, Evergreen Special Values Fund, and Evergreen Small Cap Value Fund as of July 31, 2009, our reports, dated November 24, 2009, with respect to the financial statements of the Evergreen Omega Fund, Evergreen Growth Fund, and Evergreen Small-Mid Growth Fund as of September 30, 2009, our reports, dated December 28, 2009, with respect to the financial statements of the Evergreen Health Care Fund and Evergreen Utility and Telecommunications Fund as of October 31, 2009, and our report, dated June 1, 2009, with respect to the financial statements of the Evergreen Diversified Capital Builder Fund as of March 31, 2009, each a series of the Evergreen Equity Trust, incorporated herein by reference, and to the reference to our firm under the caption “FINANCIAL STATEMENTS” in the prospectus/proxy statement filed on form N-14.

/s/ KPMG LLP

Boston, Massachusetts

February 17, 2010